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                                                                   Exhibit 3.129

CR-123630

                          CERTIFICATE OF INCORPORATION

I, JOY A. RANKINE         Assistant Registrar of Companies of the Cayman Islands
DO HEREBY CERTIFY, pursuant to the Companies Law CAP 22, that all requirements of the said Law in respect of registration were complied with by

                      PHYSICIANS UNDERWRITING GROUP, LTD.

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 26th day of February Two Thousand Three

                                          Given under my hand and Seal at George
                                          Town in the Island of Grand Cayman
                                          this 26th day of February
                                          Two Thousand Three

CERTIFIED TO BE A TRUE AND CORRECT COPY

                                          (SGD. JOY A. RANKINE)

SIG.  /s/ Joy A. Rankine
      ---------------------------------
        JOY A. RANKINE
        ASSISTANT REGISTRAR               ASSISTANT REGISTRAR OF COMPANIES,
DATE    26 FEBRUARY 2003                  CAYMAN ISLANDS, B.W.I.